UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2004

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland	0-50363	020681276
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1616 Anderson Road, Suite 208
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 286-7000

Item 5. Other Events

Rt. 219, Tax Parcel No. 33-251-0246
9698 Old US Hwy. 52

On August 5, 2004, Gladstone Commercial Corporation (the “Company”), through its “operating partnership,” Gladstone Commercial Limited Partnership, acquired two separate properties from a single seller; a 290,000 square foot commercial warehouse building located in Snyder Township, Pennsylvania (“Rt. 219”), and a 154,000 square foot commercial warehouse building located in Lexington, North Carolina (“9698 Old US Hwy. 52). Each building is a single tenant facility and each was fully occupied at the time of purchase under previously existing leases, which were assigned to the Company at the time of purchase.

These two properties were acquired for an aggregate cost to the Company of $10.2 million in cash, including transaction costs. The Company paid the purchase price and transaction costs using $10.2 million of proceeds from the Company’s initial public offering in 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)
August 17, 2004	By:/s/ Harry Brill
(Harry Brill, Chief Financial Officer)